UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 19, 2008

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                            Officers; Compensatory Arrangements of Certain Officers.

(e) On September 19, 2008, Chyron Corporation ("Chyron" or the "Company") entered into a new employment agreement with its President and Chief Executive Officer, Michael Wellesley-Wesley, effective September 1, 2008, which replaces his existing agreement dated March 2, 2005, as amended on October 26, 2007, which expired on August 31, 2008. The new agreement increases Mr. Wellesley-Wesley's annual base salary by 5% to $464,100, with the potential to earn an annual bonus determined by the Compensation Committee of the Board of Directors, and extends the term of his employment through August 31, 2010. The agreement also provides for Mr. Wellesley-Wesley to be paid certain severance benefits upon termination of employment, other than for cause or upon death or disability, including continued salary for the longer of the remainder of his employment term or six months, continued health benefits and accelerated vesting and extension of the period to exercise all stock options, as specified in the agreement. In addition, if the parties agree after negotiating in good faith not to renew the agreement or if the agreement is extended for less than one additional year or on terms that are less favorable to Mr. Wellesley-Wesley, then Mr. Wellesley-Wesley will be entitled to receive a payment equal to six months of his base salary, any accrued but unpaid bonus, continued health benefits and a monthly stipend as specified in the agreement. A copy of the employment agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(e).

In addition, on September 19, 2008, in connection with the entry of Mr. Wellesley-Wesley's new employment agreement, the Company also entered into a new change-in-control agreement with Mr. Wellesley-Wesley which replaces the existing agreement dated October 26, 2007. Under the terms of the new change-in-control agreement, if Mr. Wellesley-Wesley is terminated in connection with a change-in-control either without cause or for good reason, as specified in the agreement, then he will be entitled to receive continued base salary for 12 months, the greater of his most recent or current annual bonus, and an amount, grossed up for federal tax purposes, equal to 12 months of continued health benefits and payment in lieu of participation in the Company's long-term disability and life insurance programs. In addition, all unvested options shall immediately vest and all options become exercisable for the remainder of their term. The agreement also contains a tax gross-up in specified circumstances if the payments trigger federal excise taxes. A copy of the change-in-control agreement is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(e).

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between Chyron Corporation and Michael Wellesley-Wesley, dated September 19, 2008.
10.2	Change-in-Control Agreement by and between Chyron Corporation and Michael Wellesley-Wesley, dated September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: September 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Chyron Corporation and Michael Wellesley-Wesley, dated September 19, 2008.
10.2	Change-in-Control Agreement by and between Chyron Corporation and Michael Wellesley-Wesley, dated September 19, 2008.